Exhibit 10.51
LOAN MODIFICATION AGREEMENT
     THIS LOAN MODIFICATION AGREEMENT (this “Agreement” or this “Modification”) is made as of the                     day of December, 2006, by and among: (a) HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company (the “Borrower”); (b) COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Guarantor”) and (c) BANK OF AMERICA, N.A., a national banking association, its successors and/or assigns (“Lender”).
RECITALS:
     WHEREAS, pursuant to the terms of that certain Land Acquisition and Development Agreement dated as of May 2, 2005, by and between Borrower and Lender (as the same may be amended, renewed, supplemented or restated from time to time, the “Loan Agreement”), Lender made a loan (the “Loan”) to Borrower in the original maximum principal amount of Four Million Eight Hundred Fifty One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00), as evidenced by that certain Promissory Note dated May 2, 2005 made by Borrower payable to the order of Lender (as the same may be amended, renewed, supplemented or restated from time to time, the “Note”); and
     WHEREAS, Borrower’s obligations under the Note are secured by, among other things, a Deed to Secure Debt and Security Agreement dated as of May 2, 2005, from Borrower for the benefit of Lender, and recorded among the land records of Fulton County, Georgia in the Superior Court of Fulton County, Georgia on May 4, 2005 in Deed Book 39924 Page 32 (as the same may be amended, renewed, supplemented or restated from time to time, the “Deed to Secure”), covering certain real property and improvements thereon located in Fulton County Georgia and more particularly described therein and on Exhibit A attached hereto (collectively, the “Property”): and
     WHEREAS, Borrower’s obligations under the Note are guaranteed by Guarantor pursuant to a Guaranty Agreement dated February 10, 2006 which guarantees the Loan together with certain other Loans made by Lender (the “Other Guaranteed Loans”) (as the same may be amended, renewed, supplemented or restated from time to time, the “Guaranty”); and
     WHEREAS, in consideration of Lender entering into this Modification, and because some of Other Guaranteed Loans have been satisfied in full, the Guarantor has agreed to execute a new Guaranty Agreement simultaneously with the execution of this Agreement.
     WHEREAS, the outstanding principal balance under the Loan as of the date hereof is Four Million Two Hundred Seventy Seven Thousand Six Hundred Nine and 99/100 Dollars ($4,277,609.99).
     WHEREAS, Borrower’s obligations under the Note and the other Loan Documents (hereinafter defined) are hereinafter collectively called the “Obligations ”; the Note, the Deed to Secure, the Loan Agreement, the Guaranty and all other documents previously, now or hereafter executed and delivered to evidence, secure, guarantee, or in connection with, the Obligations, as the same may from time to time be renewed, extended, amended, supplemented or restated, are hereinafter collectively called the “Loan Documents” and all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Lender with respect thereto are hereinafter collectively called the “Liens”; and
Bank of America — Comstock Highland Modification

     WHEREAS, at the request of the Borrower, the Lender has agreed to modify the Loan to (i) modify certain payment terms of the Loan; and (ii) make certain other changes to the Loan Documents as set forth herein.
     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows;
     1. Recitals. The recitals set forth above are a material part of this Agreement. Borrower acknowledges and affirms the accuracy of the recitals set forth above.
     2. Definitions. All capitalized terms herein, unless otherwise defined herein, shall have the same meaning ascribed to such terms as in the Loan Documents.
     3. Modification to Bellemeade Loan, the Atlanta Homes Loan and Fifteen Million Dollar Comstock Loan. Simultaneously with the execution of this Agreement (i) Comstock Bellemeade, L.C. and Guarantor shall execute that certain First Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Beltemeade, L.C. in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Bellemeade Loan”) (ii) Comstock Homes of Atlanta, LLC, Comstock Homes of Myrtle Beach, LLC (formerly known as Parker-Chandler Homes/South Carolina, LLC) and Guarantor shall execute that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Homes of Atlanta, LLC (formerly known as PCH Development, LLC which is successor by merger to Parker Chandler Homes, Inc.) in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Atlanta Homes Loan”) and (iii) Guarantor shall execute that certain First Loan Modification Agreement in connection with that certain loan originally made by Lender to Guarantor in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (as the same may be amended, renewed, supplemented or restated from time to time, the “Fifteen Million Dollar Comstock Loan”).
     4. Loan Agreement.
a.	Exhibit A; Section 3. Section 3 of Exhibit A to the Loan Agreement shall be deleted in its entirety and replaced with the following:
“All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents are due and payable in full on May 1, 2007 (the “Maturity Date”). Notwithstanding the foregoing, Borrower may elect to extend the Maturity Date to May 1, 2008 (the “Extension Period”) provided that; (i) prior to the commencement of the Extension Period, no Default has occurred and remains uncured under (a) this Loan or (b) that certain loan originally made by Lender to Comstock Bellemeade, L.C. in the original principal amount of Forty-Six Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($46,725,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Bellemeade Loan”) or (c) that certain Loan Modification Agreement in connection with that certain loan originally made by Lender to Comstock Homes of Atlanta, LLC (formerly known as PCH Development, LLC which is successor by merger to Parker Chandler Homes, lnc,)
Bank of America — Comstock Highland Modification

(in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (as the same has been amended, renewed, supplemented or restated from time to time, the “Atlanta Homes Loan”) or (d) that certain loan originally made by Lender to Comstock Homebuilding Companies, Inc. in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (as the same may be amended, renewed, supplemented or restated from time to time, the “Fifteen Million Dollar Comstock loan”); and (ii) the Borrower pays an extension fee to Lender in an amount equal to one half of one percent (0.50%) of the sum of the then outstanding Loan amount for each year in which the Loan remains outstanding, which extension fee must be paid by Borrower to Lender in immediately available funds; and (iii) Borrower pays to Lender, immediately upon demand, the cost of the appraisal ordered by Lender in connection with Modification; and (iv) on or before January 1, 2007, Borrower provides Lender with written notice that Borrower elects to extend the Maturity Date for the Extension Period (such election in accordance with the terms hereof shall be referred to as the “Extension Option”).”
b. Exhibit A; Section 8. Section 8 of Exhibit A to the Loan Agreement shall be deleted in its entirety.
c. Exhibit A; Section 9. Section 9 of Exhibit A to the Loan Agreement shall be deleted in its entirety and replaced with the following:
“Each lot will be released upon payment of the greater of: (i) Two Hundred Two Thousand One Hundred Thirty Six and No/100 Dollars ($202,136.00 ) or (ii) ninety percent (90%) of the “as complete” per lot value based on an appraisal satisfactory to Lender in Lender’s sole discretion.” No lot shall be released prior to receipt of a copy of the final plat approved by the County and the Lender and recorded.”
d. Exhibit A: Section 12. The following language shali be added to Section 12 of Exhibit A to the Loan Agreement:
“Additionally, Borrower must submit to Lender (i) within ten (10) days from the end of each month, monthly financial statements (all of which financial statements must include a balance sheet, income statement, sources and uses of funds for such fiscal month, projected sources and uses of funds for the coming month, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation). All such financial statements shall be certified as true and correct by the Chief Financial Officer of Comstock Homebuilding Companies, Inc. in a form acceptable to the Lender in all respects; and (ii) within thirty (30) days from the end of each month a certified rent roll for the Property.”
     5. Payments. Payments of interest only shall continue to be due and payable on the first day of each month. From and after the date hereof, Borrower must make all payments of any kind whatsoever, due by Borrower to Lender in connection with the Loan, via wire transfer of immediately available funds, in accordance with the wiring instructions attached hereto as Exhibit B.
     6. Completion Budget and Schedule. Lender will fund the remaining balance of the Loan (i.e. $573,625.01) subject to the following conditions:
(i)	No advances shall be made if any default under the Loan exists;
Bank of America — Comstock Highland Modification

(ii)	Borrower must deliver to Lender a Development Loan Draw Schedule acceptable to Lender with each request for an advance in the same form and detail previously provided by Borrower in connection with the Loan together with invoices to substantiate such draw request;

(iii)	Before Lender advances funds pursuant to a draw request Lender must receive a report from the inspecting engineer, at Borrower’s expense, confirming that the work for which payment is being requested pursuant to such draw request has been satisfactorily completed;

(iv)	Upon satisfaction of the conditions set forth herein, Lender shall fund the requested advance by depositing such amount into the Borrower’s account maintained with Lender (i.e. account number 3268592963).
After the remaining balance of the Loan is funded (i.e. $573,625.01), Lender shall have no obligation to fund any further amount to Borrower. In the event that the cost to complete the project exceeds the remaining balance of the Loan (i.e. $573,625.01) Borrower must fund the deficiency.
     7. Borrower’s Representations and Warranties. The Borrower hereby reaffirms all of representations and warranties set forth in the Loan Documents, and further represents and warrants that: (a) the Borrower is the sole legal and beneficial owner of the Property; (b) the execution and delivery of this Agreement does not contravene, resulting in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and does not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Property is subject; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (d) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any indenture, agreement or undertaking to which Borrower is party or by which it is bound; (e) triere exists no default under the Note or any other Loan Document; (f) there are no offsets, claims or defenses with respect to the Obligations; and (g) Borrower is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the state of Georgia. The Borrower further represents and warrants that, except as disclosed in public filings, there is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects the Property or the Borrower’s title to the Property, or (iii) which affects the validity enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold the Lender harmless against any loss, claim damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.
     8. Renewal: Lien Continuation; No Novation. Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Agreement. The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Obligations or the Liens, The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.
Bank of America — Comstock Highland Modification

     9. Expenses. Borrower shall pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default shall have occurred, in connection with (a) this Agreement; (b) the restructuring of the Loan which has occurred previous to and simultaneously with the execution of this Agreement; (c) the issuance by Lender at any time (including any time prior to the execution of this Agreement) of any default letters or standstill letters or correspondence of any kind to Borrower in connection with the Loan; (d) the evaluation, monitoring and protection of the Property pursuant to rights given in the Loan Documents or by law; and (e) the creation, perfection or realization upon the Liens, and all costs and expenses relating to Lender’s exercise of any of its rights and remedies under any of the Loan Documents or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, recordation and transfer taxes, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys1 fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional service relating to the Property or any operations conducted in connection with it; provided, however, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of this or any other document shall be deemed to impose a duty on Lender to supervise, monitor or protect any aspect of the Property or any operations conducted in connection with it.
     10. Authorization. At the time of execution of this Modification, Borrower shall, if and to the extent requested by Lender, deliver to Lender (a) the opinion of Borrower’s counsel dated the date hereof, in form and substance satisfactory to Lender, that this Agreement has been duly authorized, executed and delivered by Borrower and the Guarantor and is binding on, and enforceable against, the Borrower and the Guarantor in accordance with its terms; and (b) such other evidence of due authorization and execution by the Borrower and the Guarantor as the Lender may require.
     11. Further Assurances. The Borrower agrees to execute and deliver to the Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.
     12. No Defenses. Borrower and Guarantor, as the case may be, each represent and warrant that they (individually and collectively) have no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which they can assert against Lender in connection with the making, closing, administration, collection or enforcement by Lender of the Loan Documents, this Agreement or any related agreements.
     13. Default Under Peed to Secure. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or in any of the Loan Documents, or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Deed to Secure and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Deed to Secure, as amended hereby, or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.
Bank of America — Comstock Highland Modification

Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note secured by the Deed to Secure and the other Loan Documents, and guaranteed by the Guarantors under the Guaranty. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of Lender’s officers or agents.
     16. Release of Lender. Upon execution of this Agreement, Borrower and Guarantor each hereby releases, remises and forever discharges Lender, its employees, officers, directors, consultants, advisors, participants, agents and affiliates (collectively, the “Lender Parties”) from any and all causes of actions, suits, debts, claims and demands whatsoever arising prior to execution of this Agreement in law or in equity due to any action taken or omitted be taken by any of the Lender Parties in connection with the Loan, the Atlanta Homes Loan, the Bellemeade Loan, the Fifteen Million Dollar Comstock Loan or any other potential transaction between Guarantor (or any affiliate of Guarantor) and Lender that may have been discussed with Lender but not consummated.
     17. Miscellaneous. To the extent of any conflict between the Note (or any earlier modification of it) and this Modification, this Modification shall control. Except as hereby expressly modified, all terms of the Note and all other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, however, no party other than the Lender shall assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by the Lender and the Borrower; (c) SHALL BE GOVERNED BY (INCLUDING BUT NOT LIMITED TO ITS VALIDITY, ENFORCEMENT AND INTERPRETATION) THE LAWS OF THE STATE OF GEORGIA AND UNITED STATES FEDERAL LAW; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. “Borrower” shall include, in their individual capacities and jointly, all parties hereinabove named as the Borrower. The duties, covenants, conditions, obligations, and warranties of the Borrower in this Agreement shall be joint and several obligations of the Borrower and, if more than one, of each party named a the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns. If any Borrower is a corporation, partnership or other legal entity, the Borrower and the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” shall refer to this entire Modification and not to any particular section, paragraph or provision. The headings in this Modification shall be accorded no significance in interpreting it.
Bank of America — Comstock Highland Modification

     18. Financing Statements. Borrower authorizes the Lender, from time to time and without expense to the Lender, to file in such filing office or offices as the Lender may select, any financing statements and extensions, renewals or amendments thereof, naming the Borrower as debtor and several obligations of the Borrower and, if more than one, of each party named a the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns. If any Borrower is a corporation, partnership or other legal entity, the Borrower and the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” shall refer to this entire Modification and not to any particular section, paragraph or provision. The headings in this Modification shall be accorded no significance in interpreting it.
     18. Financing Statements. Borrower authorizes the Lender, from time to time and without expense to the Lender, to file in such filing office or offices as the Lender may select, any financing statements and extensions, renewals or amendments thereof, naming the Borrower as debtor and in such form as the Lender may require, in order to further evidence or perfect Lender’s security interests granted pursuant to the Loan Documents.
     19. Notices. All notices, in connection with the Loan addressed to Lender, shall hereinafter be sent to Lender at the following address:
Lender:
Norman Trepner
Bank of America, N.A.
187 Danbury Road
Wilton, CT 06897
Fax (203) 423-4003
with a copy to:
Bank of America, N.A.
Attn: Loan Administration; Ladreda Spencer
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Bank of America, N.A.
Attn: Loan Administration, Kathie Hatton
101 E. Kennedy Boulevard (7th Floor)
Tampa, FL 33602
Fax (813) 225-8322
with a copy to:
Friedlander, Misler, Sloan, Kletzkin & Ochsman, PLLC
Attn: David M. Astrove
1101 17th Street, NW, Suite 700
Washington, DC 20036
Bank of America — Comstock Highland Modification

[remainder of page intentionally left blank]
[signatures to follow]
Bank of America — Comstock Highland Modification

     EXECUTED ON THE DATE OR DATES OF THE ACKNOWLEDGMENTS HEREOF, BUT EFFECTIVE AS OF THE DATE FIRST STATED IN THIS AGREEMENT.

WITNESS:	BORROWER:

HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company

/s/ Joey Manahan Print Name: Joey Manahan	By: Comstock Homebuilding Companies, Inc, a Delaware corporation, Manager

	By:	/s/ Christopher Clemente

[SEAL]		Print Name: Christopher Clemente
Print Title: CEO

WITNESS:

/s/ Bruce Labovitz

Print Name: Bruce Labovitz
[SEAL]

COMMONWEALTH OF VIRGINIA )
)ss:
COUNTY OF Fairfax )
I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC. which is the Manager of HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of HIGHLAND AVENUE PROPERTIES, LLC, a Georgia limited liability company.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L. Wyche

Notary Public

(SEAL)

My Commission expires: 11-30-08

[signatures continue on the next page]
Bank of America — Comstock Highland Modification

WITNESS:		LENDER:

BANK OF AMERICA, N.A.
Print Name:
[SEAL]

By:

WITNESS:

Print Name:			Print Name:
[SEAL]			Print Title:

COMMONWEALTH OF FLORIDA	)
) ss:
COUNTY OF HILLSBOROUGH	)
     I,                                                                               , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that                                                             , who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this                                          day of                                                             , 2006, personally appeared before me in said jurisdiction and acknowledged that he is the                                                              of BANK OF AMERICA, N.A., a national banking association; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of BANK OF AMERICA, N.A.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this                        day of                                          , 2006.

(SEAL)	Notary Public

My Commission expires:

[signatures continue on the next page]
Bank of America—Comstock Highland Modification

WITNESS:		GUARANTOR:

COMSTOCK HOMEBUILDING COMPANIES,
/s/ Joey Manahan		INC., a Delaware-corporation
Print Name: Joey Manahan
[SEAL]

WITNESS:		By:

/s/ Bruce Labovitz Print Name: Bruce Labovitz [SEAL]		/s/ Christopher Clemente Print Name: Christopher Clemente Print Title: CEO

COMMONWEALTH OF VIRGINIA	)
)ss:
COUNTY OF Fairfax	)
     I, Kelly L. Wyche, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher Clemente, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this 28 day of December, 2006, personally appeared before me in said jurisdiction and acknowledged that he is the CEO of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation.
     IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this 28 day of December, 2006.

/s/ Kelly L.Wyche Notary Public

(SEAL)
My Commission expires: 11-30-08

Bank of America — Comstock Highland Modification